Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,466,976)
Unrealized Gain (Loss) on Market Value of Futures	(6,385,045)
Dividend Income	12,322
Interest Income	13,361
ETF Transaction Fees	1,726
Total Income (Loss)	$(9,824,612)

Expenses
Sponsor Management Fees	$15,751
Brokerage Commissions	8,047
Total Expenses	$23,798
Net Income (Loss)	$(9,848,410)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$23,425,542
Additions (100,000 Shares)	2,516,188
Withdrawals (50,000 Shares)	(1,799,075)
Net Income (Loss)	(9,848,410)

Net Asset Value End of Month	$14,294,245
Net Asset Value Per Share (650,040 Shares)	$21.99

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$304,297
Unrealized Gain (Loss) on Market Value of Futures	1,384,644
Dividend Income	1,602
Interest Income	2,625
ETF Transaction Fees	95
Total Income (Loss)	$1,693,263

Expenses
Sponsor Management Fees	$2,441
Brokerage Commissions	1,604
Total Expenses	$4,045
Net Income (Loss)	$1,689,218

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$2,568,538
Additions (50,000 Shares)	236,344
Net Income (Loss)	1,689,218

Net Asset Value End of Month	$4,494,100
Net Asset Value Per Share (650,040 Shares)	$6.91

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,162,679)
Unrealized Gain (Loss) on Market Value of Futures	(5,000,401)
Dividend Income	13,924
Interest Income	15,986
ETF Transaction Fees	1,821
Total Income (Loss)	$(8,131,349)

Expenses
Sponsor Management Fees	$18,192
Brokerage Commissions	9,651
Total Expenses	$27,843
Net Income (Loss)	$(8,159,192)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$25,994,080
Additions (150,000 Shares)	2,752,532
Withdrawals (50,000 Shares)	(1,799,075)
Net Income (Loss)	(8,159,192)

Net Asset Value End of Month	$18,788,345

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596